As filed with the Securities and Exchange Commission on July 28, 2006.
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER  THE SECURITIES ACT OF 1933

THE TUBE MEDIA CORP.
(Exact name of registrant as specified in its charter)

Delaware	84-1557072
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1451 West Cypress Creek Road Fort Lauderdale, Florida 33309 (Address of Principal Executive Offices; Zip Code) THE TUBE MEDIA CORP. 2004 STOCK OPTION AND STOCK INCENTIVE PLAN (Full title of the plan)

JOHN W. POLING
Executive Vice President of Corporate Development
The Tube Media Corp.
1451 West Cypress Creek Road
Fort Lauderdale, Florida 33309
(954) 714-8100
(Name and address of agent for service; telephone number,
including area code, of agent for service)

Copies of all communications to:

JANE K. STORERO, ESQUIRE
Blank Rome LLP
One Logan Square
Philadelphia, PA 19103
(215) 569-5500

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.0001 per share	312,500	$2.04	$637,500	$68.21
Common Stock, par value $0..0001 per share	1,687,500	$1.45	$2,446,875	$261.82
Total	2,000,000			$330.03

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares of common stock, par value $0.0001 per share (“Common Stock”), set forth above, an indeterminate number of shares of Common Stock which, by reason of certain events specified in The Tube Media Corp. 2004 Stock Option and Stock Incentive Plan (the “Plan”), may become issuable pursuant to the anti-dilution or other adjustment provisions of the Plan.

(2)
Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 of the Securities Act based upon, (i) as to the 1,687,500 shares of the registrant’s common stock that may be issued upon the exercise of options previously granted pursuant to the Plan, upon the exercise prices of such options and (ii) as to the 312,500 shares of the registrant’s common stock that may be issued upon exercise of options available for future grant under the Plan, upon the average of the high and low prices of the registrant’s common stock as reported on the Over-the-Counter Bulletin Board on July 24, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

The Tube Media Corp. (the “Company” or the “Registrant”) is filing this registration statement on Form S-8 (the “Registration Statement”) in order to register 2,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), under The Tube Media Corp. 2004 Stock Option and Stock Incentive Plan (the “Plan”).

The document(s) containing the information specified in Part I of the Registration Statement will be sent or given, without charge, to participants in the Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus (the “Prospectus”) that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) Prospectus), other documents required to be delivered to the participants in the Plan pursuant to Rule 428(b) promulgated by the Commission under the Securities Act or additional information about the Plan are available without charge by contacting:

The Tube Media Corp.
1451 West Cypress Creek Road
Fort Lauderdale, Florida 33309
(954) 714-8100
Attention: Celestine F. Spoden,
Chief Financial Officer

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are hereby incorporated by reference in this Registration Statement:

Document	Period	Date of Filing
Definitive Proxy Statement on Schedule 14A containing description of stockholder’s rights and common stock	July 11, 2006	June 13, 2006
Current Report on Form 8-K containing description of material modification to rights of stockholder’s rights	March 6, 2006	March 10, 2006
Annual Report on Form 10-KSB	December 31, 2005	May 11, 2006
Current Report on Form 8-K/A	December 28, 2005	January 4, 2006
Current Report on Form 8-K	December 28, 2005	January 4, 2006
Current Report on Form 8-K	January 24, 2006	January 27, 2006
Current Report on Form 8-K	January 25, 2006	March 2, 2006
Current Report on Form 8-K	March 6, 2006	March 10, 2006
Current Report on Form 8-K	March 6, 2006	March 10, 2006
Current Report on Form 8-K	December 29, 2005	April 3, 2006
Current Report on Form 8-K	March 31, 2006	April 5, 2006
Current Report on Form 8-K	February 1, 2006	April 13, 2006
Current Report on Form 8-K	April 21, 2006	April 26, 2006
Quarterly Report on Form 10-QSB	March 31, 2006	May 22, 2006
Current Report on Form 8-K	May 25, 2006	June 19, 2006
Quarterly Report on Form 10-QSB/A	March 31, 2005	June 21, 2006
Quarterly Report on Form 10-QSB/A	March 31, 2006	June 21, 2006
Current Report on Form 8-K	June 19, 2006	June 26, 2006
Current Report on Form 8-K	July 11, 2006	July 14, 2006

All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or other enterprise. A corporation may indemnify such person against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys’ fees) incurred by any officer or director in defending such action, provided that the officer or director undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided by the DGCL is not deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any corporation’s bylaws, agreement, vote or otherwise.

Section seventh of the Amended and Restated Certificate of Incorporation of the Company provides that the Company shall indemnify all persons whom it may indemnify to the fullest extent permitted by the DGCL. Section sixth of the Amended and Restated Certificate of Incorporation provides that directors of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duties unless the breach involves: (i) a director’s duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability for unlawful payments of dividends or unlawful stock purchases or redemption by the Company, or (iv) a transaction from which the director derived an improper personal benefit.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement or, where so indicated, have been previously filed and are incorporated herein by reference.

Regulation S-B
Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of The Tube Media Corp. (incorporated by reference to the Registrant’s Form 8-K filed March 2, 2006).

4.2	Amended and Restated By-Laws of The Tube Media Corp. (incorporated by reference to the Registrant’s Form 8-K filed July 14, 2006).

5.1	Opinion of Blank Rome LLP.

10.1	2004 Stock Option and Stock Incentive Plan. (incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A filed October 7, 2004).

23.1	Consent of Weinberg & Company, P.A.

23.2	Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(a) 1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) Include any additional or changed material information on the plan of distribution.

Provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required in a post-effective amendment is incorporated by reference from periodic reports filed under the Exchange Act.

2.
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.
For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Lauderdale, State of Florida as of July 28, 2006.

THE TUBE MEDIA CORP.

By:	/s/ David C. Levy
David C. Levy
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Poling, his true and lawful attorney-in-fact and agent with full power of substitution or resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Commission, granting unto the said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement was signed by the following persons in the capacities and as of the date indicated.

SIGNATURE	CAPACITY	DATE
/s/David C. Levy	President and Director (Principal Executive Officer)	July 28, 2006
David C. Levy

/s/Celestine F. Spoden	Chief Financial Officer (Principal Accounting and Financial Officer)	July 28, 2006
Celestine F. Spoden

/s/Gregory Catinella	Director	July 28, 2006
Gregory Catinella

/s/Les Garland	Director	July 28, 2006
Les Garland

	Director	July __, 2006
Michael Brauser

/s/John W. Poling	Director	July 28, 2006
John W. Poling

	Director	July __, 2006
Shane E. Coppola

	Director	July __, 2006
D. Patrick LaPlatney

EXHIBIT INDEX

Regulation S-B
Exhibit Numbers	Description

4.1	Amended and Restated Certificate of Incorporation of The Tube Media Corp. (incorporated by reference to the Registrant’s Form 8-K filed March 2, 2006).

4.2	Amended and Restated By-Laws of The Tube Media Corp. (incorporated by reference to the Registrant’s Form 8-K filed July 14, 2006).

5.1	Opinion of Blank Rome LLP.

10.1	2004 Stock Option and Stock Incentive Plan (incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A filed October 7, 2004).

23.1	Consent of Weinberg & Company, P.A.

23.2	Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).